Exhibit 99.1

NEWS RELEASE

Alternative Energy Sources, Inc.
310 W. 20th St., Kansas City, MO 64108
(816) 842-3835 or toll-free (866) 496-3835 Web site: www.aensi.com

Contact:
Susan Pepperdine, Public Relations, (913) 262-7414 or susan@pepperdinepr.com
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Alternative  Energy  Sources  Names  Former  ADM  Exec  John A.  Ward as EVP and
Director of Operations

KANSAS CITY, Mo., Sept. 14/PRNewswire-First Call/--Kansas City-based Alternative Energy Sources Inc. (OTC Bulletin Board: AENS.OB) today announced the appointment of John A. Ward as executive vice president and director of operations.

Also named to the executive management team, Ward will be responsible for site selection, permitting, design and engineering of ethanol plants to be built in Iowa, Illinois and other locations. He will oversee the construction process for each plant and develop a management team to supervise day-to-day plant operations and ensure peak performance. In addition, he will evaluate international investment opportunities for AENS in developing alternative and renewable energy supplies.

With nearly three decades of engineering and senior management experience, Ward has moved to the top of the corn-processing industry. After joining Archer Daniels Midland (ADM) in 1990, he assumed increasing levels of responsibility as a plant manager, divisional manufacturing vice president of fermentation products and, most recently, as vice president and director of group operations.

For the past five years Ward managed all manufacturing and engineering functions of the corn-processing and the bio-products divisions at ADM, the nation's No. 1 corn-processing and ethanol producer. This involved overseeing 16 of ADM's processing plants: six corn wet mills (producing ethanol, high-fructose corn syrup, starches, dextrose, sorbitol, fibersol, etc.), two ethanol dry mills, a bio-products complex (producing lysine, threonine, lactic acid and xanthan gum), two citric acid facilities, two wheat gluten plants, a Vitamin C plant and two other food-additive operations. He also had responsibility for capital expenditures, construction, quality, safety and environmental compliance.

"John Ward is one of a select few individuals in the world who has such a broad operations background in processing corn and bio-products," stated Mark Beemer, AENS president and CEO. "With his experience in managing a total of 16 corn and bio-products plants with over 2,000 employees, he brings to Alternative Energy a critical mass of expertise for managing our operations both domestically and globally."

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A native of Ireland,  Ward holds a bachelor's degree in chemical engineering and a Ph.D., both from The Queens University of Belfast, Northern Ireland. He is also a fellow of the Institution of Chemical Engineers based in England, which has members in 80 countries. He began his career in 1977 with Pfizer Chemical Corp. in Ireland and rose to director of plant production before joining ADM in 1990.

In August AENS announced plans to build ethanol plants in Central Iowa and in Kankakee, Ill.

About Alternative Energy Sources Inc.: Formed on June 12, 2006, AENS is engaged in the development of "greenfield" sites, including constructing, owning and operating fuel-grade ethanol plants. Mark Beemer, CEO, and Lee Blank, COO, are former executives of Archer Daniels Midland Co who have experience in agricultural processing, grain trading, railroad negotiations, logistical economics and acquisitions. John J. Holland, executive vice president and chief financial officer, is a CPA and former CEO of Butler Manufacturing Co. For more information about AENS go to www.aensi.com. Forward-Looking Statements: This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including without limitation those statements regarding the company's ability to exploit ethanol development and production opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, our inability to secure or generate sufficient operating cash flow to adequately maintain our generating facilities and service our debt, commodity pricing, intense competition for undervalued generating assets, environmental risks and general economic conditions. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release, other than as may be required by applicable law or regulation.